UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

January 28, 2018

Date of Report

(Date of Earliest Event Reported)

MEDX HOLDINGS, INC.

 (Exact name of registrant as specified in its charter)

Wyoming	000-52558	20-5973352
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

1621 Central Avenue

Cheyenne, WY 82001

 (Address of principal executive offices)

(612) 615-9334

Registrant's telephone number

Disaboom, Inc.

7730 E. Belleview Avenue, Suite A-306

Greenwood Village, CO 80111

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 28th, 2018, Kathleen Roberton resigned as President, CEO, Secretary and Director.

Effective January 28th, 2018, Mark A. Miller, Age 40 was appointed as the President, CEO, Secretary and Sole Director.  Mr. Miller is a Licensed General Contractor in the State of MN with a construction company and a real estate company.  Mr. Miller is also the CEO and Board Member of Digitiliti, Inc., a publicly traded company under the ticker symbol DIGI.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 28, 2015, we changed the name of the Company to MedX Holdings, Inc., and we changed the domicile of the Company to Wyoming.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

MedX Holdings, Inc., a Wyoming corporation

Date:  March 1, 2018

/s/ Mark A. Miller

Mark A. Miller, President, CEO, Secretary, and sole director

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